Exhibit 10.29

AMENDMENT No. 1

TO

EMPLOYMENT AGREEMENT

This Amendment No. 1 (this “Amendment”) amends, effective as of December 31, 2009, that certain Employment Agreement (the “Employment Agreement”) entered into on May 5, 2008, by and between Gary Katcher (the “Employee”) and Knight Libertas Holdings LLC (f/k/a/ Libertas Holdings LLC), a Delaware limited liability company (the “Company”).

WHEREAS, the Company and the Employee desire to enter into this Amendment to amend certain provisions of the Employment Agreement in order to preserve deductibility of certain compensation under section 162(m) of the Internal Revenue Code of 1986, as amended, in accordance with Internal Revenue Service Revenue Ruling 2008-13.

NOW THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Capitalized Terms.    Capitalized terms used but not defined in this Amendment have the meanings set forth in the Employment Agreement.

2. Amendment to the Employment Agreement.    In accordance with the provisions of Section 13 of the Employment Agreement, the Employment Agreement is amended as follows:

(a) The second sentence of Section 3(b) of the Employment Agreement is amended in its entirety to read as follows:

“The equity portion of the Annual Bonus will consist of an award of restricted shares of Knight common stock or restricted share units based on Knight common stock and shall be subject to the terms of the applicable award agreement and the equity plan underlying it and, except as otherwise provided in this Agreement or as necessary to qualify such award as “performance based” compensation for purposes of Internal Revenue Code Section 162(m), shall vest as to one-third (l/3rd) of the total grant on each of the first three anniversaries of the date of grant provided that the Employee is employed by the Company on each vesting date (the “Bonus Shares”)”

(b) Section 5(a)(v) of the Employment Agreement is amended in its entirety to read as follows:

“(v) if the Employee’s employment is terminated as a result of death or Disability, a pro-rata portion of the Employee’s Annual Bonus for the fiscal year in which the Employee’s termination occurs based on the Employee’s actual bonus paid for services performed in the year prior to the year of termination, payable entirely in cash within thirty (30) days following termination,”

(c) Section 5(b)(i)(I) of the Employment Agreement is amended in its entirety to read as follows:

“(I) Subject to the provisions of Section 5(b)(v) hereof, in the case of amounts in excess of the Separation Pay Limit to the extent that the Separation Pay Limit is applicable, a lump sum payment equal to five million dollars (5,000,000), payable no later than the sixtieth day following termination. No bonus (pro-rata or otherwise) will be provided under this Agreement to the Employee in respect of the Company’s fiscal year during which the Employee’s termination occurs, and any bonus entitlement of the Employee for such fiscal year will be determined solely pursuant to the provisions of the Company’s relevant bonus plan.”

3. Ratification and Confirmation.    Except as specifically provided herein, the Employment Agreement is hereby ratified and confirmed in all respects and shall remain in full force and effect.

4. Governing Law.    This Amendment shall be governed by and will be construed and enforced in accordance with the laws of the State of New Jersey, without regard to principles of conflict of laws.

5. Counterparts.    This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same Instrument. Facsimile transmission of any signed original document or retransmission of any signed facsimile transmission will be deemed the same as delivery of an original. At the request of any party, the parties will confirm facsimile transmission by signing a duplicate original document

6. Captions.    Paragraph headings are for convenience only and shall not he considered a part of this Amendment.

IN WITNESS WHEREOF, the parties have signed and delivered this Amendment on January 29, 2010, effective as of the date first written above.

KNIGHT LIBERTAS HOLDINGS LLC

By:	/s/ Gary Katcher

Name:	Gary Katcher
Title:

EMPLOYEE:

/s/ Gary Katcher
Name:	Gary Katcher

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